Exhibit 10.77

EXECUTION VERSION

SELLAS LIFE SCIENCES GROUP, INC.

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is made as of February 9, 2018 (“Effective Date”), by and between SELLAS Life Sciences Group, Inc., a Delaware corporation (the “Company”), and HUDSON BAY MASTER FUND LTD ( collectively, the “Holder”).

RECITALS

WHEREAS, the Holder currently holds 146,666 warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); and

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holder desire to cancel and retire the Warrants in exchange (the “Exchange”) for a convertible promissory note (the “Exchange Note”), in the amount of $343,200.00 on such other terms as set forth in the form of Exchange Note attached as Exhibit A, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

AGREEMENT

SECTION 1. EXCHANGE AND TERMINATION.

a) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Holder agrees to deliver and surrender to the Company for cancellation the Warrants in exchange for the Exchange Note, and the Company agrees to execute and deliver the Exchange Note to the Holder.

b) The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).

c) If the Closing has not occurred by the second trading day after the date hereof, this Agreement shall terminate.

SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants as of the date hereof to, and covenants with, the Holder as follows:

a) Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries (the “Subsidiaries”), if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Exchange Documents (as defined below) or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement.

b) Authorization; Corporate Power. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) equitable principles generally, including any specific performance), and the Company has the requisite corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

c) Valid Issuance and Delivery of New Securities. The issuance of the Exchange Note is duly authorized and, upon issuance in accordance with the terms of this Agreement, the shares of Common Stock issuable upon conversion or otherwise pursuant to the terms of the Exchange Note (collectively, the “Conversion Shares”, and together with the Exchange Note, the “New Securities”) shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the date hereof, the Company has reserved from its duly authorized capital stock not less than 150% of the maximum number of Conversion Shares issuable upon conversion of the Exchange Notes (assuming for purposes hereof that (x) the Exchange Notes are convertible at the Alternate Conversion Price (as defined in the Notes) assuming a date of conversion as of the date hereof, (y) interest on the Notes shall accrue through the Maturity Date (as defined in the Exchange Note) and will be converted in shares of Common Stock (as defined below) at a conversion price equal to the Alternate Conversion Price assuming a date of conversion as of the date hereof and (z) any such conversion shall not take into account any limitations on the conversion of the Exchange Notes set forth in the Exchange Notes). Upon issuance or conversion in accordance with the Exchange Notes the Conversion Shares when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the New Securities is exempt from registration under the Securities Act. Each of the New Securities will be freely tradable and shall not be required to bear, and shall not bear, any Securities Act or other restrictive legend.

d) Consents. No consent, waiver, approval or authorization of or designation, declaration or filing with any Person (as defined below) on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the New Securities or the consummation of any other transaction contemplated by this

Agreement. For purposes of this Agreement, (i) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof; and (ii) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

e) No Default or Violation. The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not (i) result in a breach of or a default under any of the terms or provisions of (A) the Company’s certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound or (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets except in the case of clauses (i)(B) or (ii) for any such breaches, defaults or violations which would not have a Material Adverse Effect. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

f) Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the New Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Holder or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Holder harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the Exchange and the issuance of the New Securities. The offer, exchange and issuance, as applicable, of the New Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

g) Absence of Litigation. Except as set forth in the reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, any securities of the Company or any of the Company’s officers or directors in their capacities as such.

h) No Group. The Company acknowledges that, to the Company’s knowledge, the Holder is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the Securities Act and the rules and regulations promulgated thereunder.

i) Validity; Enforcement. This Agreement and each other Exchange Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

j) [Intentionally Omitted.]

k) Disclosure of Agreement. On or before 8:30 a.m., New York City time, on March 5, 2018 (the “Cleansing Deadline”), the Company shall have publicly, whether through one or more press releases or Current Reports on Form 8-K filed with the SEC, all material terms of the transactions contemplated hereby and any other material, nonpublic information provided to the Holder from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, including by attaching the form of this Agreement as an exhibit to a Current Report on Form 8-K filed with the SEC prior to the Cleansing Deadline. From and after the Cleansing Deadline, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not been publicly disclosed. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the Cleansing Deadline without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder after the Cleansing Deadline without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the Cleansing Deadline, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

l) Blue Sky. The Company shall make all filings and reports relating to each Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

m) No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the New Securities under the Securities Act or cause this offering of the New Securities to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

n) Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Conversion Shares upon the Nasdaq Capital Market (subject to official notice of issuance) and shall maintain such listing of all the Conversion Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Nasdaq Capital Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Nasdaq Capital Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 2(n).

o) Holding Period. For the purposes of Rule 144 and in reliance upon the advice of counsel, the Company acknowledges that (i) the holding period of the Exchange Note (and upon conversion of the Exchange Note, the Conversion Shares) may be tacked onto the holding period of the Warrants, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Securities becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of any New Securities pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such New Securities are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or Depository Trust Company fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Securities in accordance herewith.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER.

(i) The Holder represents and warrants to and covenants with the Company that:

(a) Valid Existence; Good Standing. To the extent the Holder is a corporation, limited liability company or other type of entity, the Holder is validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authority; Authorization. The Holder has full right, power, authority and capacity to enter into this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by the Holder, this Agreement shall constitute a valid and binding obligation of the Holder, enforceable in accordance with its terms (except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance).

(c) Title. The Holder owns and holds the entire right, title and interest in and to, and is the record and beneficial owner of, the Warrants and the Holder owns the Warrants free and clear of all Liens. The Holder has the full power and authority to vote, transfer and dispose of the Warrants free and clear of any right or Liens. There is no restriction affecting the ability of the Holder to transfer the legal and beneficial title and ownership of the Warrants to the Company and, at the Closing, the Company will acquire legal and valid title to the Warrants, free and clear of all Liens. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Warrants.

(d) Purchase of Warrants in the Registered Offering. The Holder purchased the Warrants in the Company’s offering of Common Stock and warrants made pursuant to the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(5) on February 9, 2017 (the “Registered Offering”).

(e) Securities Act Exemption. Neither the Holder nor anyone acting on behalf of the Holder has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange. The Holder understands that the Exchange contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Holder understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for the exemption under Section 3(a)(9) of the Securities Act as well as qualifying for exemptions under applicable state securities laws.

(f) Non-Affiliate. The Holder is not an Affiliate (as defined below) of the Company and has not been an Affiliate during the three months prior to the date hereof. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(g) Information. The Holder has, in connection with its decision to acquire the Exchange Note, relied with respect to the Company and its affairs solely upon the Company’s filings with the SEC and the representations and warranties of the Company contained herein.

(h) Advisors. The Holder understands that nothing in this Agreement or any other materials presented to the Holder in connection with the exchange of the Warrants and execution and acquisition of the Exchange Note constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Exchange Note. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

SECTION 4. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the issuance of the Exchange Note and deliver the Exchange Note to the Holder at the Closing shall be subject to the following conditions to the extent not waived by the Company:

a) Execution and Delivery. The Holder shall have executed and delivered this Agreement.

b) Covenants. The Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

c) Surrender of Warrants. The Company shall have received in physical form or through book-entry transfer from the Holder all certificates or book-entry notation representing the Warrants to be exchanged for the Exchange Note.

d) Representations and Warranties. The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

SECTION 5. CONDITIONS TO THE HOLDER’S OBLIGATIONS AT THE CLOSING.

The Holder’s obligation to deliver the Warrants and accept delivery of the Exchange Note shall be subject to the following conditions to the extent not waived by the Holder:

(a) Execution and Delivery. The Company shall have executed and delivered this Agreement and the Exchange Note.

(b) Covenants. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) Delivery of Exchange Note. The Company shall have delivered the Exchange Note in accordance with the instructions provided pursuant to Section 1.b) hereof.

(d) Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

SECTION 6. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a) if to the Company, to:

SELLAS Life Sciences Group, Inc.

315 Madison, 4th Flr.

New York, New York 10017

Attention: Angelos Stergiou, M.D., ScD h.c.

E-Mail: astergiou@sellaslife.com

or to such other person at such other place as the Company shall designate to the Holder in writing; and

(b) if to the Holder, at the address as set forth at the end of this Agreement, or at such other address as may have been furnished by the Holder to the Company in writing.

SECTION 7. MISCELLANEOUS.

a) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

b) Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

c) Most Favored Nations. The Company hereby represents and warrants as of the date hereof and covenants and agrees that no agreement entered into (or to be entered into) with any Person with respect to the Exchange or other transaction involving the warrants issued in the Registered Offering, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to any Exchange or such other transaction involving the warrants issued in the Registered Offering (each a “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement, including without limitation the ratio of warrants to the cash paid, principal amount of notes, value of any shares of Common Stock (valued as the VWAP of the Common Stock on the Trading Day immediately preceding the public announcement of such issuance), or value of any Options, Convertible Securities or Adjustment Rights (valued on the Trading Day immediately preceding the public announcement of such issuance, as the greater of (a) the VWAP of the Common Stock multiplied by the number of underlying shares and (b) the Black Scholes Consideration Value) conveyed in such Settlement Document. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder within one (1) Trading Day following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company within ten (10) Trading Days of receipt of notice of such Settlement Document the Holder may notify the Company in writing of Holder’s election not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 7(c) shall apply similarly and equally to each Settlement Document. For purposes hereof, “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

d) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

f) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

g) Entire Agreement; Amendments. This Agreement and other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h) Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive the closing of the transactions contemplated hereby and the exchange and delivery of the Warrants and the Exchange Note.

i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SELLAS LIFE SCIENCES GROUP, INC.

By:	/s/ Angelos Stergiou
Name:	Angelos Stergiou, M.D., ScD h.c.
Title:	Chief Executive Officer

COMPANY SIGNATURE PAGE TO

WARRANT EXCHANGE AGREEMENT

HOLDER:

HUDSON BAY MASTER FUND LTD

By:	/s/ George Antonopoulos
Name:	George Antonopoulos
Title:	Authorized Signatory

Address:	c/o Hudson Bay Capital Management LP
777 Third Ave, 30th Fl
New York, NY 10017

E-Mail: investments @hudsonbaycapital.com

DWAC INSTRUCTIONS

Broker Name and DTC Number:

Account Number at DTC Participant
(if applicable):

EXHIBIT A